Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

For Tender of Shares of Common Stock

of

SANTARUS, INC.

at

$32.00 Net Per Share

Pursuant to the Offer to Purchase Dated December 3, 2013

by

WILLOW ACQUISITION SUB CORPORATION,

an indirect wholly owned subsidiary of

SALIX PHARMACEUTICALS, LTD.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON DECEMBER 31, 2013, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.0001 per share, including the associated rights to purchase shares of Series A Junior Participating Preferred Stock, par value $0.0001 per share (collectively, the “Shares”), of Santarus, Inc., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand or overnight courier or mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

By Registered or Certified Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL (AS DEFINED BELOW) IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in Section 2 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 2 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Willow Acquisition Sub Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Salix Pharmaceuticals, Ltd., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 3, 2013 (the “Offer to Purchase”), and in the related letter of transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, each as may be amended or supplemented from time to time, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No(s)

(if available):

☐	Check here if Shares will be tendered by book-entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)

Area Code and Tel. No.:
(Daytime Telephone Number)

Signature(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the U.S. Securities Exchange Act of 1934, as amended, and (ii) within three NASDAQ Stock Market trading days of the date hereof, (A) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal or (B) guarantees a Book-Entry Confirmation of the Shares tendered hereby into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Name of Firm:
(Please type or print)

Title:

Dated:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.